Exhibit 99.1

ViaSat Announces First Quarter Fiscal Year 2017 Results

●	First quarter of fiscal 2017 marked another quarter of growth with revenues of $363.1 million and strong operating cash flow
●	Sustained momentum in ViaSat’s Satellite Services segment, with record revenues for the fourth consecutive quarter and continued margin expansion
●	Growth in government mobility and Wi-Fi services revenues drove operating profit and Adjusted EBITDA in ViaSat’s Government Systems segment
●	High-profile aero mobile wins in the quarter included: American Airlines, Air Force One and other U.S. Government senior leader aircraft
●	ViaSat-2 satellite successfully completed functional testing; proceeding through environmental stress testing

CARLSBAD, Calif., – August 9, 2016 – ViaSat Inc. (NASDAQ: VSAT), a global broadband services and technology company, today announced financial results for the fiscal first quarter ended June 30, 2016.

“Our financial results for the first quarter of fiscal 2017 show continued strong demand in satellite services and sustained growth in our government segment,” said Mark Dankberg, ViaSat chairman and CEO. “New aeronautical services contracts with American Airlines and the U.S. government highlight the unique and compelling competitive advantages of affordable, high bandwidth mobility services. Almost five years after launch, ViaSat-1 is delivering record earnings and margins, while also delivering benchmark performance. We are investing in R&D and capital resources to scale this formula through new technology, delivering even more bandwidth-efficient satellites and expansion, to regional, and then global markets. The upcoming launch of ViaSat-2 gives us an opportunity to extend our competitive advantage for sustained growth in residential broadband, mobile WiFi, aeronautical and maritime applications in both commercial and government markets.”

Financial Results

(In millions, except per share data)	Q1 FY17	Q1 FY16	Year-Over-Year Change
Revenues	$ 363.1	$ 344.4	5.4%
Net income[1]	$ 1.9	$ 2.6	(28.9)%
Non-GAAP net income[1]	$ 11.3	$ 12.1	(6.8)%
Adjusted EBITDA	$ 80.2	$ 77.5	3.5%
Diluted per share net income[1]	$ 0.04	$ 0.05	(20.0)%
Non-GAAP diluted per share net income[1]	$ 0.23	$ 0.25	(8.0)%
Fully diluted weighted average shares	50.2	48.8	2.7%

New contract awards	$ 336.3	$ 305.5	10.1%
Sales backlog[2]	$ 912.9	$ 872.5	4.6%

Segment Results

(In millions)	Q1 FY17	Q1 FY16	Year-Over-Year Change
Satellite Services
New contract awards	$ 141.8	$ 120.3	17.9%
Revenues	$ 152.4	$ 132.4	15.1%
Operating profit[3]	$ 30.9	$ 17.0	81.1%
Adjusted EBITDA	$ 71.9	$ 54.6	31.6%

Commercial Networks
New contract awards	$ 62.9	$ 46.2	36.1%
Revenues	$ 65.6	$ 66.8	(1.8)%
Operating loss[3]	$ (38.5)	$ (18.7)	(105.7)%
Adjusted EBITDA	$ (24.2)	$ (6.1)	(295.6)%

Government Systems
New contract awards	$ 131.6	$ 139.0	(5.3)%
Revenues	$ 145.2	$ 145.2	0.0%
Operating profit[3]	$ 18.0	$ 15.9	12.8%
Adjusted EBITDA	$ 32.8	$ 28.9	13.5%

1 Attributable to ViaSat, Inc. common stockholders.

2 Amounts include certain backlog adjustments due to contract changes and amendments.

3 Before corporate and amortization of acquired intangible assets.

Satellite Services

In the fiscal first quarter of 2017, ViaSat’s Satellite Services segment achieved record high revenues for the fourth consecutive quarter, up 15% year-over-year, with continued growth in the residential broadband and in-flight connectivity businesses. Operating profit increased 81% year-over-year to $30.9 million, generating Adjusted EBITDA of $71.9 million, a 32% increase over the same period last year. Adjusted EBITDA margin increased to 47%. Highlights for the quarter include:

●	ViaSat served 696,000 residential subscribers at the close of the fiscal first quarter of 2017, up 2% compared to the fiscal first quarter of 2016.
●

Average revenue per user (ARPU) in the residential internet business grew by 8% year-over-year to $60.00, a new record high, reflecting higher bandwidth, higher value plans and growth in value added services.

●	The in-flight connectivity business continued to scale, with ViaSat’s in-flight internet service deployed on 509 commercial aircraft as of the end of the first fiscal quarter of 2017.
●	American Airlines selected ViaSat’s high-speed in-flight internet service for its new Boeing 737 MAX fleet, with service availability planned for September 2017.
●

ViaSat, along with partner Eutelsat, introduced in-flight internet service in Europe with EL AL Israel Airlines. The service, currently in customer trials, is expected to enter full retail service before the end of this calendar year.

Commercial Networks

ViaSat’s Commercial Networks segment revenues were slightly lower compared with the prior year period following completion of the initial infrastructure portion of the large Australian nbn™ project, and up on a sequential quarter basis. Revenue for the fiscal first quarter reflected certain mobile broadband satellite communications systems programs and larger antenna systems programs nearing completion, partially offset by revenue increases from broadband terminal orders under the nbn project. The segment reported a higher operating loss and lower Adjusted EBITDA for the fiscal first quarter of 2017, as compared to the same period last year due to continued planned investments in the ViaSat-3 broadband communications platform and additional Supplemental Type Certificate (STC) efforts for in-flight internet wins. These investments contributed to significant increases in research and development (R&D) expenses in the fiscal first quarter of 2017, as compared to the same period last year, and also represented the primary drivers for the year-over-year Adjusted EBITDA decrease. Highlights for the quarter include:

●

The ViaSat-2 satellite communications platform successfully passed critical program milestones, including completion of assembly, completion of functional performance testing and completion of the first phase of environmental testing in preparation for a launch window beginning at the end of calendar 2016.

●

Significant progress was made by ViaSat and Boeing Satellite Systems International (BSSI) on the ViaSat-3 program, as the two organizations continued to collaborate on integrating ViaSat’s highly-innovative communications payload with Boeing’s upgraded platform. Subsequent to the end of the fiscal first quarter, ViaSat and BSSI finalized the two separate agreements for the delivery of the first two ViaSat-3 class satellites, including payload integration.

●

Subsequent to the fiscal first quarter end, ViaSat received a series of new STC approvals from the Federal Aviation Administration (FAA). The new STC approvals cover ViaSat’s hybrid Ku-/Ka-band satellite antenna for Airbus A320 type aircraft primarily deployed on Virgin America, and installation and activation of the ViaSat in-flight connectivity system on Boeing 737-800 and 900 series type aircraft for deployment across the EL AL Israel Airlines fleet.

Government Systems

In the first quarter of fiscal year 2017, ViaSat’s Government Systems segment revenues were flat, compared to the prior year period while operating profit and Adjusted EBITDA grew significantly, each up 13% to $18.0 million and $32.8 million, respectively. Operating profit and Adjusted EBITDA expansion were driven by strong growth in services revenues and a decrease in Government Systems segment R&D spending. Highlights for the quarter include:

●

The government mobile broadband business continued to expand. ViaSat was awarded a sole-source contract to provide global in-flight connectivity service to Air Force One and other U.S. government senior leader aircraft. This specific award covered support for VC-25s, C-17s, C-32s, C-37s, C-40s and the complete range of VIP and special air mission aircraft. ViaSat has now deployed its government mobile broadband internet service on more than 400 government aircraft.

●

Managed Wi-Fi revenues increased, as ViaSat continued to execute on its contract with NEXCOM (Navy Exchange Service Command) to deliver Managed Wi-Fi internet and voice services to an increasing number of sailors and their families at Navy facilities worldwide.

●	ViaSat delivered its 500th production KOR-24A Small Tactical Terminal (STT), which is the only small form factor Link 16 terminal in sustained production in the world today.
●	The ViaSat KOR-24A STT was selected for use on the CP-140 Aurora aircraft used by the Royal Canadian Air Force.
●

ViaSat secured NSA certification for two of its information assurance encryption devices, as well as continued to expand its ‘edge to cloud’ network encryption portfolio with a first-to-market 100 Gbps Type 1 Ethernet encryptor.

Conference Call

ViaSat will host a conference call to discuss the first quarter of fiscal year 2017 results. Details follow:

DATE/TIME:	Tuesday, August 9, 2016 at 5:00 p.m. Eastern Time
DIAL-IN:	(877) 640-9809 in the U.S.; (914) 495-8528 international
WEBCAST:	investors.viasat.com.
REPLAY:

Available from 8:00 p.m. Eastern Time on Tuesday, August 9 until 11:59 p.m. Eastern Time on Wednesday, August 10 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers; conference ID 59127631.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to opportunities, growth and outlook for fiscal year 2017 and beyond; satellite construction and launch activities; the performance and benefits of our ViaSat-2 and ViaSat-3 class satellites; the expected capacity, service, coverage, service speeds, availability and other features of our satellites, and the timing, cost, economics and other benefits associated therewith; international expansion plans; and the roll-out and uptake of products and services by, and services offered by, our airline partners and commercial networks customers. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-2 and ViaSat-3 class satellites; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; risks associated with the construction, launch and operation of our satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to consummate our proposed strategic partnership arrangement with Eutelsat and to realize the anticipated benefits thereof; our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. government; changes in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

About ViaSat

ViaSat, Inc. (NASDAQ: VSAT) keeps the world connected. As a global broadband services and technology company, ViaSat ensures consumers, businesses, governments and military personnel have communications access – anywhere – whether on the ground or in-flight. The Company’s innovations in designing highest-capacity satellites and secure ground infrastructure and terminal technologies coupled with its international network of managed Wi-Fi hotspots enable ViaSat to deliver a best available network that extends the reach and accessibility of broadband internet service, globally. For more information, visit: www.viasat.com, or follow ViaSat on Facebook, Twitter, LinkedIn or YouTube.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the Company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Copyright © 2016 ViaSat, Inc. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. ViaSat is a registered trademark of ViaSat, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended
	June 30, 2016	June 30, 2015
Revenues:
Product revenues	$160,676	$168,348
Service revenues	202,454	176,030

Total revenues	363,130	344,378

Operating expenses:
Cost of product revenues	120,680	125,830
Cost of service revenues	127,582	117,609
Selling, general and administrative	79,400	71,107
Independent research and development	25,177	15,608
Amortization of acquired intangible assets	2,513	4,810

Income from operations	7,778	9,414
Interest expense, net	(4,811)	(5,888)

Income before income taxes	2,967	3,526
Provision for income taxes	810	1,007

Net income	2,157	2,519
Less: Net income (loss) attributable to the noncontrolling interest, net of tax	302	(89)

Net income attributable to ViaSat Inc.	$1,855	$2,608

Diluted net income per share attributable to ViaSat Inc. common stockholders	$0.04	$0.05

Diluted common equivalent shares	50,170	48,840

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended
	June 30, 2016	June 30, 2015
GAAP net income attributable to ViaSat Inc.	$1,855	$2,608
Amortization of acquired intangible assets	2,513	4,810
Stock-based compensation expense	12,761	10,709
Income tax effect	(5,839)	(6,011)

Non-GAAP net income attributable to ViaSat Inc.	$11,290	$12,116

Non-GAAP diluted net income per share attributable to ViaSat Inc. common stockholders	$0.23	$0.25

Diluted common equivalent shares	50,170	48,840

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended
	June 30, 2016	June 30, 2015
GAAP net income attributable to ViaSat Inc.	$1,855	$2,608
Provision for income taxes	810	1,007
Interest expense, net	4,811	5,888
Depreciation and amortization	59,998	57,311
Stock-based compensation expense	12,761	10,709

Adjusted EBITDA	$80,235	$77,523

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended June 30, 2016				Three months ended June 30, 2015
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$30,867	$(38,531)	$17,955	$10,291	$17,041	$(18,733)	$15,916	$14,224
Depreciation*	35,340	5,792	8,640	49,772	32,380	5,698	8,127	46,205
Stock-based compensation expense	2,808	5,081	4,872	12,761	2,468	4,020	4,221	10,709
Other amortization	2,922	3,456	1,335	7,713	2,755	2,897	644	6,296

Adjusted EBITDA before other	$71,937	$(24,202)	$32,802	80,537	$54,644	$(6,118)	$28,908	77,434

Other				(302)				89

Adjusted EBITDA				$80,235				$77,523

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	As of June 30, 2016	As of March 31, 2016		As of June 30, 2016	As of March 31, 2016
Assets			Liabilities and Equity

Current assets:			Current liabilities:
Cash and cash equivalents	$47,252	$42,088	Accounts payable	$94,413	$95,645
Accounts receivable, net	262,670	286,724	Accrued liabilities	156,894	184,344

Inventories	155,511	145,161	Total current liabilities	251,307	279,989
Prepaid expenses and other current assets**	53,453	47,583	Senior Notes, net**	575,330	575,304

Total current assets	518,886	521,556	Other long-term debt, net**	458,730	370,224
			Other liabilities	37,928	37,371

			Total liabilities	1,323,295	1,262,888

Property, equipment and satellites, net	1,462,897	1,385,107
Other acquired intangible assets, net	31,039	33,604	Total ViaSat Inc. stockholders’ equity	1,162,344	1,129,103
Goodwill	116,560	117,040	Noncontrolling interest in subsidiary	5,610	5,321

Other assets**	361,867	340,005	Total equity	1,167,954	1,134,424

Total assets	$2,491,249	$2,397,312	Total liabilities and equity	$2,491,249	$2,397,312

** The Company adopted Accounting Standards Updated 2015-03 Interest – Imputation of Interest (ASC 835-30): Simplifying the Presentation of Debt Issuance Costs retrospectively during the first quarter of fiscal 2017 and resultantly reclassified unamortized debt issuance costs as a direct deduction from the carrying amount of the Senior Notes and other long-term debt for all periods presented.

# # #

ViaSat, Inc. Contacts:
Investor Relations	Public Relations
Heather Ferrante	Chris Fallon
760-476-2242	760-476-2322
Heather.Ferrante@viasat.com	Chris.Fallon@viasat.com